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                                                                     EXHIBIT 5.0

                   [MULDOON MURPHY & AGUGGIA LLP LETTERHEAD]


                                October 10, 2007



Board of Directors
Berkshire Hills Bancorp, Inc.
24 North Street
Pittsfield, Massachusetts  01201

         Re: FACTORY POINT BANCORP, INC. 1999 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN (AS ASSUMED BY BERKSHIRE HILLS BANCORP, INC.), FACTORY POINT BANCORP, INC. 1999 STOCK INCENTIVE PLAN (AS ASSUMED BY BERKSHIRE HILLS BANCORP, INC.) AND FACTORY POINT BANCORP, INC. 2004 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED (AS ASSUMED BY BERKSHIRE HILLS BANCORP, INC.)

Members of the Board of Directors:

         We have been requested by Berkshire Hills Bancorp, Inc., a Delaware corporation (the "Company"), to issue a legal opinion in connection with the registration (the "Registration") of 171,862 shares of the Company's Common Stock, par value $.01 per share (the "Shares"). The Registration of the Shares is being effected on a Form S-8.

         We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company.

         Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares reserved under the Factory Point Bancorp, Inc. 1999 Non-Employee Directors Stock Option Plan, the Factory Point Bancorp, Inc. 1999 Stock Incentive Plan and the Factory Point Bancorp, Inc. 2004 Stock Incentive Plan, as amended and restated (collectively the "Plan"), have been duly authorized and, upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion should not be quoted in whole or in part, or otherwise referred to or furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned Registration Statement on Form S-8), or any other person or entity, without the prior written consent of this firm.

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Board of Directors
Berkshire Hills Bancorp, Inc.
October 10, 2007
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under Item 5. Interests of Named Experts and Counsel in the Registration Statement. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

         We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's Registration Statement on Form S-8.

                                            Very truly yours,

                                            /s/ Muldoon Murphy & Aguggia LLP


                                            MULDOON MURPHY & AGUGGIA LLP